Exhibit 107

Calculation of Filing Fee

424(b)(5)
(Form Type)

Easterly Government Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o) (1)	--	--	$79,345,612 (2)	0.00014760	$11,711.41	--	--	--	--
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$79,345,612 (2)		$11,711.41
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							$11,711.41

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, this “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table filed as Exhibit 107 to the registration statement on Form S-3 (Registration No. 333-277434) filed by Easterly Government Properties, Inc. (the “Company”) on February 28, 2024.

(2) The aggregate offering price of $79,345,612 registered hereunder are unsold securities that were originally registered by means of a 424(b)(5) prospectus supplement, dated December 20, 2019 (the “Original Prospectus Supplement”), filed pursuant to a registration statement on Form S-3 (Registration No. 333-223736) filed with the Securities and Exchange Commission on March 16, 2018. The Original Prospectus Supplement registered the offer and sale of shares of the Company’s common stock having an aggregate offering price of $300,000,000, of which unsold shares having an aggregate offering price of $132,431,321 were subsequently registered by means of a 424(b)(5) prospectus supplement, dated February 25, 2021 (the “2021 Prospectus Supplement”), filed pursuant to a registration statement on Form S-3 (Registration No. 333-253480) filed with the Securities and Exchange Commission on February 25, 2021, upon the termination of the offering under the Original Prospect Supplement. Shares having an aggregate offering price of $79,345,612 remained unsold when the offering under the 2021 Prospectus Supplement terminated on February 25, 2024.